UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934 (Amendment No.   2 )

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LKA INTERNATIONAL, INC.
(Name of Registrant as Specified in Its Charter)

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LKA INTERNATIONAL, INC.

NOTICE OF ACTION TAKEN BY WRITTEN CONSENT
OF THE MAJORITY SHAREHOLDERS IN LIEU OF A MEETING

To the Shareholders of
LKA International, Inc.

We are writing to inform you that on December 13, 2012, shareholders holding a majority of our common stock executed a written consent in lieu of a shareholder meeting, which we refer to herein as the “Written Consent”, to approve:

An amendment to our Certificate of Incorporation to:

1.	change the name of the Company from LKA International, Inc. to LKA Gold Incorporated; and

2.	to effect a one for two reverse stock split of the issued and outstanding common stock of the Company. The number of authorized shares of common stock will remain as currently stated at 50,000,000.

The name change and the reverse split, each an “Action” and collectively the “Actions,” are more fully described in the accompanying Information Statement.  The Written Consent was taken pursuant to Section 228 of the General Corporation Laws of Delaware and our bylaws, each of which permits that any action which may be taken at a meeting of the shareholders may also be taken by the written consent of the holders of the numbers of common stock required to approve the action at a meeting.  The accompanying Information Statement is being furnished to all of our shareholders in accordance with Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules promulgated by the U.S. Securities and Exchange Commission (“SEC”) thereunder, solely for the purpose of informing our shareholders of the action taken by the Written Consent before it becomes effective.  The accompanying Information Statement also serves as the notice required by Section 228 of the General Corporation Law of the State of Delaware of the taking of a corporate action without a meeting by less than unanimous written consent of the Company’s shareholders.  The actions under the Written Consent cannot become effective sooner than 20 business days after the Information Statement is first sent to the Company’s shareholders.  Because the accompanying Information Statement is first being mailed to shareholders on January 18, 2013 , the Actions described herein will become effective on or after February 8 , 2013.

This is not a notice of a meeting of shareholders and no shareholder meeting will be held to consider any matter which is described herein.  THE ACCOMPANYING INFORMATION STATEMENT IS BEING MAILED TO SHAREHOLDERS ON OR ABOUT JANUARY 18, 2013 .  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

 By Order of the Board of Directors

/s/ Kye Abraham
Kye Abraham, Chairman

January 18, 2013

LKA INTERNATIONAL, INC.
3724  47th Street Ct. N.W.
Gig Harbor, Washington 98335

INFORMATION STATEMENT

GENERAL  INFORMATION

In this Information Statement we refer to LKA International, Inc., a Delaware corporation, as the “Company,” “we,” “us,” or “our.”

The Information Statement is furnished in connection with an action by written consent (the “Written Consent”) of shareholders of the Company owning 8,745,312 shares of our common stock, or approximately 51%, of the issued and outstanding common stock (the “Majority Shareholders”).  The actions taken by the Written Consent will not become effective until at least 20 business days after the Information Statement is sent or given to our shareholders in accordance with the requirements of the rules of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The close of business on December 5, 2012, is the record date (the “Record Date”) for the determination of shareholders entitled to notice of the action by the Written Consent.

Pursuant to the Written Consent, the Majority Shareholders approved an amendment to our Certificate of Incorporation to change the name of the Company from LKA International, Inc. to LKA Gold Incorporated and to effect a one for two reverse stock split of the issued and outstanding common stock of the Company   (jointly the “Actions”).

The Actions were unanimously approved by our Board of Directors on December 5, 2012.

This Information Statement contains a brief summary of the material aspects of each of the Actions taken by the Board and the Majority Shareholders.  This Information Statement is being mailed to our shareholders on or about January 18, 2013 .

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

ABOUT THE INFORMATION STATEMENT

What is the Purpose of the Information Statement?

This Information Statement is being furnished to you pursuant to Section 14 of the Exchange Act to notify our shareholders of certain corporate actions taken by the Majority Shareholders pursuant to the Written Consent.  In order to eliminate the costs and management time involved in obtaining proxies and in order to effect the Actions as early as possible to accomplish the purposes hereafter described, the Board elected to seek the written consent of the Majority Shareholders to reduce the costs and implement the Actions in a timely manner.

Who is Entitled to Notice?

Each outstanding share of Common Stock as of record on the Record Date will be entitled to notice of the actions taken pursuant to the Written Consent.

What Vote is Required to Approve the Actions?

The affirmative vote of a majority of the common stock outstanding on the Record Date is required for approval of the Actions.  As of the Record Date, the Company had 17,439,068 shares of common stock issued and outstanding.  Each share of common stock entitles its holder to one vote on each matter submitted to the shareholders.  However, because the Majority Shareholders, holding a majority of the outstanding common stock as of the close of business on the Record Date, voted in favor of the Actions, no other shareholder consents will be obtained in connection with this Information Statement.

ACTION ONE:  APPROVAL OF AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO EFFECTUATE THE CHANGE OF OUR NAME FROM LKA INTERNATIONAL, INC. TO LKA GOLD INCORPORATED.

Overview

Our Board of Directors and holders of the majority of our outstanding common stock have approved an amendment to our Certificate of Incorporation to change our name from LKA International, Inc. to LKA Gold Incorporated.  A copy of the Amendment is attached as Attachment A to this Information Statement.  Our stockholders are urged to read the Amendment carefully, as it is the legal document that governs the amendment of our Certificate of Incorporation.

By approving this Action, stockholders holding a majority of our outstanding shares of common stock have authorized our Board of Directors to file the Amendment with the Secretary of State of the State of Delaware.  The Name Change will become effective upon the filing of the Amendment.

Reason for the Name Change

The business focus of the Company is to establish high-grade zones of gold ore within its Golden Wonder mine through extensive exploration, sampling and assaying and the commercial production of gold from ores taken from those zones.  Our Board of Directors believes that the name LKA Gold Incorporated better portrays the Company’s business pursuits.

ACTION TWO:  APPROVAL OF AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO EFFECTUATE A 1 FOR 2 REVERSE STOCK SPLIT

 Overview

Our Board of Directors and holders of a majority of our outstanding common stock have approved an amendment to our Certificate of Incorporation to effect a 1 for 2 reverse stock split, whereby every 2 shares of our common stock outstanding will be combined and reduced into one share of our common stock (hereinafter sometimes referred to as the “reverse stock split”, the “reverse split” or the “split”).  A copy of the Amendment is attached as Attachment A to this Information Statement.  Our stockholders are urged to read the Amendment carefully, as it is the legal document that governs the amendment of our Certificate of Incorporation.  The reverse stock split will become effective upon the filing of the Amendment.

Reasons for the Reverse Stock Split

Our Board of Directors determined that by reducing the number of common shares that are issued and outstanding, the capital structure of the Company will be more attractive to new investment capital should management decide to raise investment capital in the future to expand and/or enhance the business operations of the Company.

Effects of the Reverse Stock Split

After the reverse stock split, our stockholders will hold the same percentage interests in the Company as they held prior to the split, but their interests will be represented by one-half as many shares. For instance, if a stockholder presently owns 100 shares, after the reverse split that shareholder will own 50 shares (100 divided by 2 equals 50).  The reverse split will affect all of the Company's existing stockholders uniformly and will not affect any stockholder’s percentage ownership interest in the Company, except to the extent that the split results in any of the Company's stockholders owning a fractional share, as specified below.

Proportionate voting rights and other rights of the holders of our common stock will not be affected by the reverse split, other than as a result of the treatment of fractional shares by rounding them up to the nearest whole share.  For example, a holder of 5% of the voting power of the outstanding shares of our common stock immediately prior to the effectiveness of the split will continue to hold 5% of the voting power of the outstanding shares of our common stock after the split.  Further, the number of stockholders of record will not be affected by the reverse split.

 Potential Disadvantages to the Reverse Stock Split

Theoretically, the overall value of the Company’s common stock will not change as a result of the reverse stock split, because reducing the number of shares of common stock outstanding by a factor of two should increase the per share price by a value of two. The reverse split, however, could be viewed negatively by various investors and, consequently, could result in a decrease in the overall market capitalization of the Company. As a result, there is no mathematical certainty as to the increase in the price per share that might be expected as result of the split, and there can be no assurance that the per share price of our common stock will increase proportionately to the reverse stock split. If the per share price of our common stock increases by a factor less than the one-for-two reverse stock split, then the overall market capitalization of the Company will be reduced.  In addition, the split will increase the number of authorized shares of our common stock available for future issuance which could result in the dilution of the holdings of current shareholders if such shares are in fact issued.

Certain Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of certain material United States federal income tax consequences of the reverse stock split.  The following is not intended to be, and should not be construed as, a complete presentation of all possible federal income tax consequences of the reverse split and is included for general information only.

We intend to treat the reverse stock split as a recapitalization pursuant to Section 368(a)(1)(E) of the Code. Accordingly, no gain or loss should be recognized by a stockholder as a result of holding post-reverse split shares of our common stock rather than pre-reverse split shares.  The aggregate tax basis of the post-reverse split shares (including any fraction of a post-reverse split share) will be the same as that stockholder’s aggregate tax basis in his or her pre-reverse split shares.  Such stockholder’s holding period for the post-reverse split shares of our common stock will include the period during which that stockholder held the pre-reverse split shares of our common stock.

HOLDERS OF OUR COMMON STOCK SHOULD CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE REVERSE STOCK SPLIT, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS AND OF CHANGES IN APPLICABLE TAX LAWS.

Capitalization of the Company

The Company is authorized to issue a total of 50,000,000 shares of common stock and 50,000,000 shares of preferred stock.  Following the reverse stock split, the total number of authorized shares of common stock will remain at 50,000,000 shares of common stock and 50,000,000 shares of preferred stock.  Based on the number of issued and outstanding shares of our common stock as of the date of this Information Statement, a total of 32,560,932 shares of our common stock are authorized but unissued immediately prior to the reverse stock split.  After completion of the split, a total of as many as 41,280,466 shares of our common stock would be authorized but unissued.  No shares of preferred stock are issued and outstanding at the present time, which fact will not be changed by the split.

Rounding of Fractional Shares

No fractional shares of our common stock will be issued as a result of the reverse split, nor will our stockholders who otherwise would be entitled to receive fractional shares receive cash for such fractional shares.  Instead, any fractional share shall be rounded to the nearest whole share.  Ownership percentages are not expected to change meaningfully as a result of rounding up fractional shares that result from the reverse stock split.  The Company's Board of Directors has determined that the amount to be paid for fractional shares, based on the current low book value and trading price of the Company’s common stock, would be nominal, and that the small benefit to shareholders would be superseded by the cost and time required to make such payments.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

The following table set forth the share holdings of those persons who were the beneficial owners of more than five percent (5%) of the Company’s common stock as of November 30, 2012:

Title of Class	Name of Beneficial Owner	Amount and Nature of Ownership	Percent of Class
Common Stock	Kye Abraham	10,148,577(1)	52.2%(2)
Common Stock	Nanette Abraham	(3)

(1) Consists of 1,579,141 shares that are held directly by Mr. And Ms. Abraham; 6,434,042 shares that are owned by Caldera Partners Limited, of which Mr. Abraham is the Managing Director; and 135,394 shares that are owned by Abraham & Co., which is controlled by Mr. Abraham.   This figure also includes 1,000,000 shares underlying options to purchase shares of our common stock at $0.40 per share and 1,000,000 shares underlying options to purchase shares of our common stock at $0.50 per share.

(2) Based on a total of 19,439,068 shares outstanding, which includes 1,000,000 shares underlying options to purchase our common stock at $0.40 per share and 1,000,000 shares underlying options to purchase our common stock at $0.50 per share.

(3) As the spouse of Kye A. Abraham, Nanette Abraham may be deemed to beneficially own all 10,148,577 shares that Mr. Abraham beneficially owns.

Security Ownership of Management

The following table sets forth the share holdings of the Company’s directors and executive officers as of November 30, 2012:

Title of Class	Name of Beneficial Owner	Amount and Nature of Ownership	Percent of Class
Common Stock	Kye Abraham	10,148,577(1)	52.2%(2)
Common Stock	Nanette Abraham	(3)
Common Stock	All Executive Officers and Directors as a Group	10,148,577(1)	52.2%(2)

(1) Consists of 1,579,141 shares that are held directly by Mr. And Ms. Abraham; 6,434,042 shares that are owned by Caldera Partners Limited, of which Mr. Abraham is the Managing Director; and 135,394 shares that are owned by Abraham & Co., which is controlled by Mr. Abraham.   This figure also includes 1,000,000 shares underlying options to purchase shares of our common stock at $0.40 per share and 1,000,000 shares underlying options to purchase shares of our common stock at $0.50 per share.

(2) Based on a total of 19,439,068 shares outstanding, which includes 1,000,000 shares underlying options to purchase our common stock at $0.40 per share and 1,000,000 shares underlying options to purchase our common stock at $0.50 per share.

(3) As the spouse of Kye Abraham, Nanette Abraham may be deemed to beneficially own all 10,148,577 shares that Mr. Abraham beneficially owns.

EXECUTIVE COMPENSATION

The following table sets forth the aggregate compensation paid by the Company for services rendered during the periods indicated:

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Stock Awards ($)	Option Awards ($)	Total ($)
Kye Abraham President Secretary	2011 2010 2009	$138,000 $138,000 $138,000	$325,000(1)	$360,947(2)	$823,947 $138,000 $138,000
Nanette Abraham Treasurer	2011 2010 2009	$12,000 $12,000 $12,000			$12,000 $12,000 $12,000

(1)  On October 26, 2011, the Company issued to Mr. Abraham 500,000 “unregistered” and “restricted” shares of common stock.

(2)  On October 26, 2011, the Company granted to Mr. Abraham options to purchase up to one million (1,000,000) “unregistered” and “restricted” shares of common stock at a price of $0.50 per share, exercisable for a period of three years.

Beginning in October, 2006, Kye Abraham began receiving a salary of $12,500 per month for his services to LKA. Prior to that, his salary was $10,000 per month. We do not have any employment agreements with Mr. Abraham or with any other party.

The following table sets forth the outstanding equity awards as of December 31, 2011:

Outstanding Equity Awards at Fiscal Year End

Name	Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)	Option Expiration Date
Kye Abraham	2,000,000	(1)	(1)

(1)  Effective December 28, 2007, our Board of Directors resolved to grant to Mr. Abraham an option to purchase up to one million (1,000,000) “unregistered” and “restricted” shares of our common stock at a price of $0.40 per share, exercisable for five years.  On October 26, 2011, the Company granted to Mr. Abraham options to purchase up to one million (1,000,000) “unregistered” and “restricted” shares of our common stock at a price of $0.50 per share, exercisable for three years.

Director Compensation

The Company has not paid any compensation to its directors for services rendered as directors during the past three fiscal years nor are there any arrangements to pay its directors now or in the future.

DISSENTERS’ RIGHTS OF APPRAISAL

 Under the General Corporation Laws of Delaware, our shareholders are not entitled to dissenters’ appraisal rights with respect to any of the actions taken by the majority shareholders, and we do not intend to independently provide shareholders with any such right.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This Information Statement contains forward-looking statements that are subject to risks and uncertainties.  All statements other than statements of historical fact contained in this Information Statement and the materials accompanying this Information Statement are forward-looking statements.

Frequently, but not always, forward-looking statements are identified by the use of the future tense and by words such as ‘believes,” “expects,” “anticipates,” “intends,” “will,” “may,” “could,” “would,” “projects,” “continues,” “estimates,” or similar expressions.  Forward-looking statements are not guarantees of future performance and actual results could differ materially from those indicated by the forward-looking statements.  Forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause our company or its industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by the forward-looking statements.

The forward-looking statements contained in this Information Statement are forward-looking statements and are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995.  These statements include declarations regarding our plans, intentions, beliefs or current expectations.

The forward-looking statements included in this Information Statement are made only as of the date of this Information Statement.  The forward-looking statements are based on the beliefs of management, as well as assumptions made by and information currently available to management and are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results of those anticipated.  These uncertainties and other risk factors include, but are not limited to:  changing economic and political conditions in the United States and in other countries;  the ability to integrate effectively acquired companies;  the loss of current customers or the inability to obtain new customers;  war or other acts of political unrest;  changes in governmental spending and budgetary policies;  governmental laws and regulations surrounding various matters such as environmental remediation, contract pricing, and international trading restrictions;  customer product acceptance;  continued access to capital markets;  and foreign currency risks.

We further caution investors that other factors might, in the future, prove to be important in affecting our results of operations.  New factors emerge from time to time and it is not possible for management to predict all such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or a combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Forward-looking statements are expressly qualified in their entirety by this cautionary statement.  The forward-looking statements included in this document are made as of the date of this document and we do not undertake any obligation to update forward-looking statements to reflect new information, subsequent events or otherwise, except as required by law.

ANNUAL MEETINGS OF SHAREHOLDERS

Delaware Corporation Law and the bylaws of the Company require an annual meeting be held to elect directors.  In the first years following its inception, the Company held an annual meeting.   In each case, only our president attended.  Management concluded that to meet its duties to the shareholders of managing scarce resources, it would suspend holding annual meetings given their expense, the lack of interest of the shareholders and because management controlled over 50% of the vote entitled to be cast at any meeting.  Management notes the conflict between  holding annual meetings and conserving the resources of the Company and believes it has acted in the best interests of the shareholders of the Company, especially since an annual meeting has not been requested by any shareholder.

Recently, stock issuances have taken the vote management can control below 50%.  Management has therefore amended the Company’s bylaws to allow an annual meeting to be called upon the request of shareholders holding 10% of the voting power of the Company.   The amendment to the bylaws was reported on a current report on Form 8-K filed with the Securities and Exchange Commission on January 15, 2013.  The bylaws as amended are attached to that report as Exhibit 3(ii).   Management will also call annual meetings when it deems it to be in the best interest of the shareholders given available resources.

Delaware Corporation Law does not penalize a corporation for not holding an annual meeting other than empowering the Court of Chancery to call such a meeting upon the application of any stockholder or director.  Management believes neither the Company nor its management has incurred liability for not holding annual meetings as a matter of course since the reason for not doing so has been in good faith and for the purpose of meeting other duties management had to shareholders it considered more important at the time.

ADDITIONAL INFORMATION

 Distribution of the Information Statement

We will pay the costs associated with this Information Statement, including the costs of printing and mailing.  We will reimburse brokerage firms, nominees, custodians and fiduciaries for their out-of-pocket expenses for forwarding the Information Statement to beneficial owners.

Where You Can Find Additional Information

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC.  You may read and copy these reports, proxy statements and other information at the Commission’s public reference rooms at 100 F Street, N.E., Washington, D.C. 20549.  You can request copies of these documents by writing to the SEC and paying a fee for the copying cost.  Please call the Commission at 1-800-SEC-0330 for more information about the operation of the public reference rooms.  Our SEC filings are also available at the SEC’s web site at www.sec.gov.

LKA INTERNATIONAL, INC.
3724  47th Street Ct. N.W.
Gig Harbor, Washington 98335
(253) 851-7486

By Order of the Board of Directors

/s/ Kye Abraham
Kye Abraham, Chairman

January 18, 2013

ATTACHMENT A

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That pursuant to a unanimous written consent of the Board of Directors of LKA International, Inc., resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said Corporation, declaring said amendment to be advisable and calling for the consideration thereof by the stockholders of said Corporation. The resolutions setting forth the proposed amendments are as follows:

RESOLVED, that the Certificate of Incorporation of this Corporation be amended by changing the Article thereof numbered "I" so that, as amended, said Article shall be and read as follows:

The name of this Corporation is LKA Gold Incorporated.

RESOLVED, that the Certificate of Incorporation of this Corporation be further amended by adding the following paragraph to the Article thereof numbered "IV" so that, as amended, the new paragraph shall be read as follows with the other provisions of Article IV remaining as presently constituted:

The issued and outstanding common shares of the Corporation shall be reverse split on a 1 share for 2 shares basis.  The reverse split shall be effective when declared effective by the Board of Directors.  The reverse split shall not affect the number of authorized common shares which shall remain at FIFTY MILLION (50,000,000).

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a written consent in accordance with Section 228 of the Corporation Law of the State of Delaware on which written consent the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed this ________ day of February , 2013.

By:____________________________________
Authorized Officer
Title:  Chairman and President
Name:  Kye A. Abraham